Exhibit 10.2

LEASE

THIS LEASE (“Lease”) is dated as of March 13, 2014 between Moffett Park Drive Owner, LLC, a Delaware limited liability company (“Landlord”), and Applied Micro Circuits Corporation, a Delaware corporation (“Tenant”).

1. PREMISES AND COMMON AREAS.

1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, a portion of the building (the “Building”) located at 215 Moffett Park Drive in the City of Sunnyvale, Santa Clara County, California, consisting of the complete second floor of the Building and a portion of the ground floor of the Building as depicted on Exhibit A-1 attached hereto and incorporated herein (the “Premises”). The Building together with the land on which the Building is located is referred to herein collectively as, the “Property”. During the Term (as defined below), Tenant shall have the exclusive right to use the generator which currently services the Building. During the Term, Tenant shall have the right to use two hundred twenty (220) parking stalls at the Property, including the exclusive right to use twenty-one (21) parking stalls as depicted on Exhibit A-2 attached hereto and incorporated herein, which reserved spaces will be marked by Landlord “Reserved for Applied Micro”. Notwithstanding the foregoing, Landlord may at its election upon thirty (30) days written notice to Tenant but only to the extent necessary to allow Landlord’s Construction (hereinafter defined and with the designated location as convenient as practicable to the main entrance of the Building) designate the locations within the Property in which Tenant and Tenant’s employees and visitors may park and move (but only on a temporary basis, the location of the reserved spaces shown on Exhibit A-2 attached hereto to a location in close proximity to the existing reserved spaces designated on Exhibit “A-2”. In addition, Tenant shall have the non-exclusive right to use those portions of the Property designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building, which shall include but shall not be limited to, those areas on the ground floor of the Building designated on Exhibit A-1 as “Common Area”, common entrances, lobbies, corridors, stairwells, elevators, trash areas, roadways, walkways, driveways and landscape areas, together with the existing training room, cafeteria, fitness room and the adjacent restrooms and shower facilities (the “Common Area”). Common Area does not include the Building’s exterior windows and walls and the roof. Tenant is currently in occupancy of the Building and Tenant shall be entitled to exclusive occupancy of the Building (including, without limitation, the complete ground floor) through and including March 13, 2014 without additional charge or Rent.

1.2 AS-IS. Tenant acknowledges and agrees that Tenant (x) was the long-term occupant of the Premises immediately prior to the Commencement Date (as defined below), and (y) is extremely familiar with the condition of the Property due to its prior occupancy and as such has inspected the Premises and accepts the Premises as of the Commencement Date “AS IS” and “WITH ALL FAULTS”. TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE, AND WILL NOT MAKE, NOR SHALL LANDLORD

BE DEEMED TO HAVE MADE, ANY WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE PREMISES OR AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS MATERIAL, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY REGULATIONS OR EASEMENT AGREEMENTS; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, THAT IS EXISTING ON THE EFFECTIVE DATE, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES TO TENANT (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 2 HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

2. TERM.

2.1 The term of this Lease (“Term”) shall commence on the date first set forth above (“Commencement Date”) and expire on August 31, 2015 (“Expiration Date”); provided, however, that Tenant shall have the right (the “Early Termination Option”) to accelerate the Expiration Date to an earlier date selected by Tenant (the “Termination Date”) upon not less than one hundred twenty (120) days’ notice to Landlord. If Tenant elects to have the Termination Date occur prior to the Expiration Date (which such notice shall be irrevocable), Landlord shall pay to Tenant an amount equal to Seventy Five Thousand Dollars ($75,000) per month (prorated for any partial calendar month based upon the actual number of days in such month and the number of days remaining in such month after the date Tenant surrender possession of the Premises to Landlord) that Tenant surrenders possession of the Premises prior to the Expiration Date, not to exceed Three Seventy Five Thousand Dollars ($375,000) in total (the “Early Termination Fee”), such payment to be made within ten (10) business days following Tenant’s surrender of the Premises in the condition required herein. For purposes of Section 26 hereof, once Tenant exercises the Early Termination Option the Termination Date shall be deemed the Expiration Date for purposes of determining liability under such Section 26.

2.2 On or before the Termination Date, Tenant shall be required to surrender the Premises in its entirety to Landlord in the same condition required under this Lease for the surrender of the Premises. Tenant’s failure to so surrender the Premises to Landlord on or before the applicable Termination Date shall be deemed to be a holdover.

3. RENT.

3.1 Monthly Rent; Utility Cost. As monthly rental hereunder, Tenant shall pay to Landlord the amount of Fifty Thousand Dollars ($50,000) (the “Rent”), in advance, on the first day of each calendar month, during the Term, without demand, notice, abatement (except as expressly set forth herein), deduction or set-off. Tenant shall be responsible to pay for fifty percent (50%) of the cost of all utilities (i) consumed in the Premises and (ii) used to operate the Building’s elevators and HVAC systems within ten (10) business days following written request.

3.2 Late Payment Charges. If any installment of Rent, or any other sum due from Tenant is not received by Landlord within ten (10) days after the due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue to compensate Landlord for reasonably foreseeable processing and accounting charges. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to the overdue amount. Notwithstanding the foregoing, Tenant shall be entitled to a ten (10) day grace period after written notice from Landlord on the first occasion during any calendar year in which any amount due hereunder is not paid when due prior to the application of such late charge.

3.3 PRORATIONS. Rent for any period during the Term which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month.

3.4 PLACE OF PAYMENT. All sums payable by Tenant hereunder shall be paid to Landlord at its address for notices hereunder or at such other addresses as may from time to time be designated by notice to Tenant.

4. FULL SERVICE LEASE. Tenant shall provide its own janitorial service for the Premises. With this exception and except for Tenant’s obligations expressly set forth in this Lease, this Lease shall be a full service lease and Landlord shall be responsible at Landlord’s sole cost and expense, for all operating costs of the Property, including, but not limited to, all costs incurred by Landlord for the administration, operation, and maintenance of the Premises, Building and Common Area, including, but not limited to (i) Real property taxes and assessments, and personal property taxes on Landlord’s personal property; (ii) the cost of all utilities supplied to the Premises and the Common Area; (iii) Landlord’s liability, property and casualty insurance; (iv) labor and costs incurred in managing the Building, Premises and Common Area; and (v) the costs of maintenance and repair of the Building, Premises and Common Area including, but not limited to, the Building elevator, roof and HVAC systems. Landlord shall reimburse Tenant for janitorial service to the Premises, up to an amount equal to the market rate based upon the same scope and quality of services being provided to Tenant as of the Effective Date plus five percent (5%).

5. ACCESS AND UTILITIES.

5.1 Services. Landlord shall furnish the following services to Tenant twenty-four (24) hours a day and seven (7) days a week: (i) hot and cold water for use in the lavatories, kitchen, shower facilities and at all sinks; (ii) customary heat and air conditioning; (iii) elevator service; (iv) electricity; and (v) access to the Premises and Common Area for Tenant and its employees. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord Parties, Tenant agrees that Landlord shall not be liable for failure to furnish or delay in furnishing any service or utility, or for any diminution in the quality or quantity thereof, whether such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements (subject to Landlord’s compliance with Section 11 below), by Force Majeure (as defined below), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Property, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or, relieve Tenant from performing any of its obligations under this Lease. Landlord reserves the right to temporarily stop services to the Common Areas, when necessary by reason of accident or emergency, or for reasons of security or for repairs, maintenance, alterations or improvements, in the judgment of Landlord desirable or necessary to be made or performed, until the repairs, alterations or improvements have been completed and subject to restoration as soon as is practicable.

5.2 No Access Control Services. Tenant recognizes that Landlord shall not be providing any access control services at the Building or Property and Landlord shall not be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Property. Tenant has installed an access control system (“Access Systems”) restricting access to the Premises. Tenant, at its sole cost and expense, shall maintain the Access System for Tenant’s benefit and Landlord shall not take any actions to dis-arm or disable or to interfere with the operation of the Access System. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (i) any unauthorized or criminal entry of third parties into the Premises or the Property, (ii) any damage to Tenant in or about the Premises or the Property, or (iii) any loss of property in and about the Premises or the Property, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord.

5.3 Landlord’s Right of Entry. Notwithstanding anything to the contrary contained in this Lease, Landlord or any other Landlord Party may enter the Premises from 8:00 a.m. to 6 p.m. on any business day after at least one (1) Business Day notice (except in the case of emergency where there is an imminent risk of material injury or damage to person or property), for which no notice shall be required), specifying a two (2) hour window for such entry (provided, however, in the event that tenant promptly notified Landlord that the time is not convenience, Landlord and Tenant shall negotiate in good faith to arrive at a good time) to: (a) examine and inspect the Premises (including to confirm Tenant’s compliance with its obligations under this Lease), (b) show the Premises to prospective investors, purchasers, mortgagees, lessors or (from and after the earlier of (x) January 5, 2015 and (y) the date of delivery of Tenant’s notice to exercise the Early Termination Option) lessees, (c) make such repairs, alterations, replacements or additions to the Premises for which Landlord is responsible pursuant to this Lease, (d) perform tenant improvements necessary to accommodate additional tenants in the Building during term, (e) comply with any applicable laws, (f) post notices of nonresponsibility and (g) to the extent permitted by applicable laws, exercise Landlord’s remedies upon the occurrence and during the continuation of a Default; provided, however, that all Landlord Parties and any such prospective investors, purchasers, mortgagees, lessors or lessees described above shall adhere to Tenant’s reasonable security and confidentiality standards, and any such individuals must agree to being accompanied by Tenant’s security member or personnel during any such visit; and provided further, that Landlord shall, except in case of emergency, use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises. In addition, in the event that during the term Landlord performs tenant improvement work to the Building necessary to accommodate an additional tenant in the Building, Tenant shall, upon the written request of Landlord, meet with Landlord and the general contractor performing such work to establish procedures to facilitate the contractor’s reasonable access to the Premises in a timely manner. Subject to the foregoing, Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make any such repairs, additions, alterations or improvements. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as are required to accomplish the stated purposes. In an emergency to property or the life or safety of any person, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the circumstances and manner described in this Section 5.3 shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. If Tenant, upon receipt of the required notice set forth above, fails to provide Landlord with access to the Premises, then (i) Landlord shall not be liable for failure to perform the service or repair for which Landlord’s access was intended until such time as access is provided, but Tenant shall be liable for any damage caused by its delay and (ii) Tenant shall be required to pay Landlord One Thousand Dollars ($1,000) per incident.

6. TAXES.

6.1 Taxes Payable by Tenant. Tenant shall pay before delinquency, any and all taxes levied or assessed and which become payable during the Term upon Tenant’s equipment, furniture, fixtures and other personal property located in the Premises (“Personal Property Taxes”). In the event that Personal Property Taxes are imposed or assessed against Landlord, the Building or the Property, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord, in which event Landlord shall pay such amounts to the taxing authority promptly after receipt of the funds from Tenant.

6.2 Taxes Payable by Landlord. Landlord shall pay before delinquency all real property taxes and assessments and taxes imposed upon the Property.

7. USE OF PREMISES.

7.1 Use. Tenant agrees that the Premises shall be used and occupied only for office, research and development use, manufacturing and storage, together with uses which are related to the foregoing, and for no other purpose whatever without the written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Tenant will commit no nuisance or waste on the Premises, will not unreasonably obstruct the areas outside of Tenant’s doors or any portion of the Common Area and will not cause any unreasonable odors, noise, smoke, vibration, electronic emissions or any other item to emanate from the Premises so as to damage or interfere with any other tenant of Landlord.

7.2 Hazardous Materials. Tenant shall not cause or permit to be discharged from or about the Premises or the Property any materials identified by any federal, state, or local governmental body or agency as hazardous materials (collectively, “Hazardous Materials”), except for such Hazardous Materials which are commonly used or stored as a consequence of using the Premises for general office and administrative purposes which are used and stored in accordance with all applicable laws. Tenant shall at its sole expense comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in connection with Tenant’s activities on or about the Premises or the Property. Tenant shall at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority with respect to any discharge of such materials by Tenant.

7.3 Compliance With Laws And Regulations. Tenant shall, at its sole cost and expense, comply fully with all laws, rules and orders of all federal, state and municipal governments and any subdivision or agency thereof (collectively, “Governmental Requirements”) applicable to Tenant’s use and occupancy of the Premises, provided, however, that Tenant shall not be required to make or to pay the cost of any capital improvements to the Premises, the Building or the Common Area with respect to any such Governmental Requirements unless resulting from alterations performed by Tenant or Tenant’s particular use of the Premises; provided that, (i) Tenant shall not be required to perform such capital improvements if such capital improvement results from Tenant’s particular use of the Premises or alterations performed by Tenant prior to the Commencement Date if Tenant terminates this Lease and surrenders possession of the Premises to Landlord within thirty (30) days of receipt of notice of the violation of Governmental Requirements, in which case, Tenant shall be entitled to receipt of the Early Termination Fee, if applicable and (ii) if such capital improvement results from alterations performed by Tenant on or after the Commencement Date, then Tenant may not exercise Tenant’s Early Termination Option unless and until Tenant performs the applicable capital improvements resulting from such alterations performed by Tenant on or after the Commencement Date. If any alterations performed by Landlord to the Building triggers a requirement to make any capital improvement to the Building under applicable Governmental Requirements, then Landlord shall at Landlord’s sole cost and expense perform such capital improvement. Tenant shall neither do nor permit any act which will cause the premiums for insurance upon or with respect to the Building or other buildings and appurtenances in the Property to increase, or cause a cancellation of any insurance policy covering said building, or any part thereof. Tenant shall not sell, or permit to be stored, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy in effect from time to time. Tenant shall, at its sole cost and expense, comply with any and all requirements and recommendations of any insurance organization or company, including, without limitation, the board of fire underwriters, pertaining to the use or occupancy of the Premises by Tenant, if compliance with such requirements or recommendations is necessary for the maintenance of reasonable fire and public liability insurance covering said Building.

8. MAINTENANCE AND REPAIR DUTIES.

8.1 Tenant Repair. By entry hereunder, Tenant acknowledges that the Premises and appurtenances are in good, clean and sanitary order and repair. Except as set forth in Section 8.2 below, Tenant shall be solely responsible to repair the HVAC systems located within the Building. If Tenant determines the HVAC system cannot be repaired, Tenant may install, at Tenant’s sole expense, temporary HVAC units. Additionally, Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Property to the Premises and throughout the Premises.

8.2 Landlord Repair. Except as expressly set forth herein, Landlord, at its expense, shall maintain the Property (including the Premises) and all components thereof, including, but not limited to the elevator, Building systems (including but not limited to, the HVAC system, the roof and roof membrane), the foundation and structural elements of the Building (including structural load bearing walls and roof structure), the Property’s parking facilities, the Common Areas of the Property and the landscaped areas in the same condition as on the Commencement Date. Landlord’s obligation with respect to the HVAC system shall solely be to perform routine maintenance; any repairs shall be the responsibility of Tenant at Tenant’s sole cost. Landlord shall have no obligation to make any capital repairs to the HVAC, roof or roof membrane and shall not be obligated to replace any of the foregoing; provided that, should Landlord elect to replace the HVAC system during the Term in its sole discretion, such replacement shall be at Landlord’s sole expense notwithstanding Tenant’s repair obligation with respect thereto, and shall be performed in such manner as to not materially interfere with

Tenant’s use or occupancy of and/or access to the Premises, the Building and the Common Area, or the provision of any utilities or services to be provided to the Premises and the Common Areas by Landlord hereunder, as provided in Section 11. Notwithstanding the foregoing, Landlord shall not be required to make any repair to the Premises the cost of which is estimated to exceed $5,000.00 individually or the cost of which when aggregated with all other repairs to the Premises or the Property previously made by Landlord during the Term is estimated to exceed $50,000.00. If any repair to the Premises is required the estimated cost of which exceeds the amounts set forth in the preceding sentence, then Landlord shall notify Tenant, Tenant may, but shall have no obligation, to make such repair and, if Tenant elects to make such repair, then Landlord shall reimburse Tenant for the first $5,000.00 of the cost of such repair within thirty (30) days after receipt of invoice together with reasonable supporting evidence provided that Landlord’s total aggregate liability for all repairs to the Premises or the Property during the Term shall not exceed $50,000.00, and any remaining cost shall be borne exclusively by Tenant. If any repair to the Premises is required the estimated cost of which would exceed the amounts set forth in this Section 8.2, then, except as expressly set forth in the preceding sentence, Landlord shall have no liability to Tenant whatsoever for failure to make such repair.

9. REMOVAL OF FIXTURES AND PERSONAL PROPERTY. On the last day of the Term, Tenant will remove its trade fixtures (including, but not limited to, all lab equipment) from the Premises and the Common Areas, remove all of its furniture, equipment and other personal property from the Premises and will surrender the Premises to Landlord in the condition existing on the Commencement Date, reasonable wear and tear, obsolescence and damage by casualty, act of God or the elements, or damage by insured perils covered by Landlord’s insurance excepted. In addition, if during the Term Landlord leases any portion of the ground floor of the Building east of the main entry lobby of the Building to a third-party, then, upon Landlord’s request, Tenant shall promptly remove Tenant’s paintings from the eastern wall of the main entry lobby of the Building. The generator and the HVAC System which service the Building shall be surrendered to Landlord on the last day of the Term in their then current condition. If Tenant fails to remove Tenant’s trade fixtures (including, but not limited to, all lab equipment), furniture, equipment and other personal property from the Premises prior to the expiration or earlier termination of this Lease, Landlord shall also have the right, subject to applicable law, to re-enter the Premises and remove all such property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law.

10. TENANT IMPROVEMENTS.

10.1 Demised Premises. If the Premises as demised as shown on Exhibit “A” are not permitted by laws, Tenant shall be responsible at Tenant’s sole cost and expense to reconfigure the Premises, subject to Landlord’s reasonable approval; provided that Landlord may reasonably object, without limitation, to any revised configuration which increases the rentable square footage of the Premises or which adversely affects Landlord’s ability to lease or renovate the remainder of the Building as compared to the configuration of the Premises shown on Exhibit “A” hereto. At Landlord’s election, upon at least thirty (30) days prior written notice to Tenant, Tenant shall, at Tenant’s sole cost and expense, construct a chain link fence in the warehouse portion of the Building in the locations show on Exhibit “A” hereto.

10.2 Alterations. Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed (but, in the case of alterations which will affect the structural portions of the Building, may be granted or withheld in Landlord’s sole and absolute discretion), and any Tenant improvements, additions to or alterations of the Premises shall become a part of the realty and belong to Landlord; provided, however, Tenant shall retain title to all equipment, furniture, fixtures and other personal property placed in the Premises (whether before or after the Commencement Date) by Tenant excepting only personal property used by Tenant solely in connection with the maintenance or repair of the Property (expressly excluding any personal property used by Tenant in the conduct of its business as an occupant of the Property as opposed to the maintenance or repair of the Property) which has been conveyed to Landlord. Notwithstanding the foregoing, Tenant may paint the Premises and install carpet in the Premises without Landlord’s consent. Landlord’s consent shall be conditioned upon Tenant’s acquiring all applicable governmental permits, and all Tenant’s alterations shall be performed in a workmanlike manner with good and sufficient materials. If Landlord has consented to any proposed alterations by Tenant, Tenant shall advise Landlord in writing, in advance, of the date upon which such alterations will commence in order to permit Landlord to post a notice of non-responsibility. Except for such as it may be contesting in good faith in a manner not prejudicial to Landlord, Tenant will promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant. Tenant will keep the Premises free and clear of all mechanic’s and materialmen’s liens in connection herewith, and Tenant covenants to indemnify and hold Landlord free and harmless from any and all liability, claim, damage, loss, cost or expense (including but not limited to reasonable attorneys’ fees) in connection with any labor, material or service supplied or rum/shed in or about the Premises at the request of Landlord or its assignees or sub-tenants to those for whom it is responsible. Upon demand, Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs incurred by Landlord in connection with any alterations performed by Tenant, including, without limitation, the costs of any third-party architects, engineers or consultants reasonably required by Landlord to review drawings for such alterations.

10.3 Signs. Tenant shall have the right to maintain its interior and exterior signage existing as of the Commencement Date (“Tenant’s Signage”) throughout the Term. Tenant shall not have the right to install any additional signage on the exterior or interior of the Building, or to place any marquee, awning, decoration or other attachment on or to the storefront, windows (inside or outside), or exterior walls of the Building without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole and absolute discretion. Tenant shall remove all of Tenant’s Signage upon expiration or sooner termination of the Term (“Lease Termination”), and any signage not removed within sixty (60) days after the Lease Termination shall be deemed abandoned by Tenant and may be disposed of by Landlord at Tenant’s cost. Tenant’s right to maintain Tenant’s Signage on the Building is personal to the Tenant originally named in this Lease and may not be transferred or assigned to any party. Notwithstanding the foregoing, Tenant shall have the right to place banners and similar decorations in the interior of the Premises.

11. LANDLORD’S CONSTRUCTION. All construction, remodeling, renovation and other work performed by or on behalf of Landlord (including, but without limitation, work performed by other tenants of the Building) (“Landlord’s Construction”) shall be performed in such manner as to not materially interfere with Tenant’s use or occupancy of and/or access to the Premises, the Building and the Common Area, or the provision of any utilities or services to be provided to the Premises and the Common Areas by Landlord hereunder. Other than tenant improvement work of other tenants in the Building within the premises of such other tenants, Landlord’s Construction shall be limited during the Term to (i) constructing exterior test fits and exterior mock ups which shall not be adjacent to the main front entry of the Building and (ii) performing demolition in the other tenant areas of the Building and minor demolition for investigative purposes in the interior Common Areas. Landlord’s Construction shall not include the ability to replace the roof of the Building during the Term unless agreed to by Landlord and Tenant in writing. Landlord covenants and agrees that upon Tenant paying the Rent and complying with the terms hereof within the expiration of all applicable notice and cure periods, Tenant may peaceably and quietly enjoy the Premises. Landlord reserves the right to enter into and record against the Property easement agreements, covenants, restrictions and conditions, declarations and licenses or to apply for entitlements, subdivision maps, seek rezoning, or otherwise negotiate agreements with the governmental entities having jurisdiction over the Property; provided, that, none of the same have a material adverse effect on the operation of Tenant’s business at the Premises.

12. INSURANCE.

12.1 Tenant’s General Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy of comprehensive general liability insurance insuring Landlord and Tenant against any liability arising out of the operation of Tenant’s business and the condition, use, occupancy or maintenance of the Premises including contractual liability coverage (or with contractual liability endorsement). Such insurance policy shall have a general aggregate limit for personal injury and property damage in an amount of not less than Five Million Dollars ($5,000,000) and a per occurrence limit of not less than Five Million Dollars ($5,000,000). Landlord shall be named as an additional insured on such policy.

12.2 Tenant’s Property. Tenant shall, at its own cost and expense, maintain “all risk” property insurance on a “special causes of loss” basis (including boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on Tenant’s personal property, leasehold improvements and Alterations in an amount equal to the full replacement cost thereof.

12.3 Workers Compensation. Tenant shall, at its sole cost and expenses, keep and maintain workers compensation insurance, statutory and employer’s liability coverage at a limit of $1,000,000 bodily injury each accident.

12.4 General Requirements. All of Tenant’s insurance policies required under this Section 12 shall be issued by carriers licensed to do business in the State of California each with a Best’s Insurance Reports policy holder’s rating of not less than A- and a financial size category of not less than Class VII, shall be written on an “occurrence basis,” which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period and shall be non-cancellable and not subject to material change except after thirty (30)

days written notice to Landlord and any mortgagee or underlying ground lessor of Landlord. Tenant shall deliver policies of such insurance or certificates thereof to Landlord prior to the Commencement Date, and evidence of renewals of such policies shall be delivered to Landlord at least ten (10) days prior to the expiration of each respective policy term. In the event Tenant shall fail to procure and keep such insurance in full force and effect during the Term, or to deliver such policies or certificates within said time frame, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent within five (5) business days after delivery to Tenant of bills therefor. Tenant shall have the right to satisfy the foregoing insurance requirements pursuant to so-called “umbrella” or “blanket” insurance coverage so long as the minimum coverages described above are applicable to the Premises, Landlord and the Property, as applicable.

12.5 Landlord’s Insurance. Landlord shall at its own cost and expense, keep and maintain throughout the Term insurance on the Building against fire and risks covered by “special causes of loss” form (excluding earthquake and flood) on a 100% “replacement cost” basis. Landlord’s insurance shall: (i) cover the Building; and (ii) not cover any Alterations, leasehold improvements or personal property installed in the Premises by or on behalf of Tenant. Landlord shall also maintain at its expense commercial general liability insurance including contractual liability coverage (or with contractual liability endorsement) on an occurrence basis in amounts not less than Five Million Dollars ($5,000,000) per occurrence and general aggregate limit of Five Million Dollars ($5,000,000) with respect to bodily injury or death and property damage. Any insurance required or permitted to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated corporations so long as such blanket policies provide insurance at all times for the Property as required by this Lease.

12.6 Waiver of Subrogation. Landlord and Tenant hereby agree that no insurer of any interest of either shall have any right of subrogation against the other under any property insurance policies carried by either on the Premises or any part thereof and that an appropriate waiver of subrogation shall be placed in such policies. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, or (iii) which would normally be covered by the standard “special causes of loss” form of property insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Property or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver.

13. INSPECTION OF PREMISES. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times, following reasonable notice (and solely in accordance with the terms of Section 5.2 above), for the purposes of protecting owner’s property, inspecting the Premises, maintaining the Building, making repairs, alternations or additions to any other portion of the Building or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs.

14. DESTRUCTION. In the event of total or partial destruction of the Premises or to the Building and Common Area which prevents Tenant’s beneficial use of the Premises caused by a loss required to be insured under Landlord’s property insurance pursuant to Section 12.6 hereof, Landlord shall forthwith repair the same; provided, however, that if the repairs cannot be made within ninety (90) days after the date of destruction, under the then applicable laws and regulations of Federal, State, County and Municipal authorities and in the light of the extent of damage and the then condition of the labor market and availability of materials and supplies, as reasonably and in good faith estimated by an architect retained by Landlord, then either party may elect to terminate this Lease by written notice to the other given within ten (10) days after Landlord provides Tenant with written notice of the estimated time to complete the repairs. Landlord shall retain the architect as soon as is practicable after the occurrence of the damage and shall provide the architect’s estimate of the time to complete the repairs. If Landlord is required to make repairs, this Lease shall continue in full force and effect and the rent shall be proportionately reduced while repairs are being made, such reduction shall be based upon the extent to which the damage and making of repairs shall interfere with the business carried on by Tenant in the Premises. If Landlord should elect or be obligated pursuant to this Section 14 to repair because of any damage or destruction, Landlord’s obligation shall be limited solely to restoration of the Building to the condition provided to Tenant on the Commencement Date and shall not extend to any leasehold improvements or alterations in the Premises made by Tenant during the Term, furniture, equipment, supplies, trade fixtures or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Property. Any statute or regulation of the state in which the Building is located including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Property.

15. EMINENT DOMAIN.

15.1 Total Or Substantial Taking. If title to all the Premises is taken for any public or quasi-public use or under any statute or by right of eminent domain or by private purchase in lieu of eminent domain or if title to so much of the Premises is taken or if the Premises be damaged by taking so that a reasonable amount of reconstruction of the Premises will not result in the Premises being a practical improvement with adequate access and reasonably suitable for Tenant’s continued occupancy or for the conduct of Tenant’s business in a manner consistent with the conduct of said business prior to said taking, then in either event this Lease shall terminate on the date that the possession of the Premises or part of the Premises is taken or on the date such damage occurs.

15.2 Partial Taking. If any part of the Premises shall be so taken and the remaining part of the Premises (after the reconstruction of the then existing Building and improvements) is reasonably suitable for Tenant’s continued occupancy for the purposes and uses for which the Premises are leased and Landlord elects, by notice to Tenant with five (5) days of such taking, to cause such reconstruction, this Lease shall, as to the part so taken, terminate as of the date that possession of such part is taken, and the rental shall be reduced in the same proportion that the floor areas of the portion of the Premises so taken (less any additions to the Premises by reconstruction) bears to the original floor area of the Premises. In the event of such election, Landlord shall, at its own cost and expenses, make all necessary repairs or alterations to the Premises to as to constitute a portion thereof not taken a complete architectural unit and the remaining Premises a complete facility for the conduct of the business of Tenant. During such period of repair and restoration, rental shall be abated on a proportionate basis as it would be if the Premises had been damaged or destroyed pursuant to the provisions of this Lease. Otherwise, this Lease shall terminate on the date that the possession of the part of the Premises is taken.

15.3 Damages. That portion of the compensation awarded or paid upon any such taking or purchase which is allocable to Tenant’s business losses and/or to improvements and fixtures in, upon or forming a part of the Premises which are the property of, or which were paid for by, Tenant hereunder shall be paid to Tenant. The remainder of the award or payment shall belong to Landlord and Tenant waives any right to any part of such remainder.

16. TENANT’S DEFAULT. The occurrence of any of the following events (an “Event of Default”) shall constitute a default and breach of this Lease by Tenant:

a. The failure by Tenant to make any payment of Rent, or any other required payment, as and when due, and such failure shall not have been cured within ten (10) days after written notice specifying the default with particularity thereof from Landlord.

b. Tenant’s failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure specifying the default with particularity is given to Tenant; provided that where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues all reasonable efforts to complete said cure until completion thereof;

c. Tenant’s assignment of its assets for the benefit of its creditors, the filing of a petition by or against Tenant (where such petition against Tenant is not dismissed within thirty (30) days), seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant’s assets at the Premises;

d. Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Property and such lien is not removed or discharged within thirty (30) days after the filing thereof;

e. Tenant shall fail to return a properly executed instrument to Landlord in accordance with Section 22 hereof within the time period provided therein;

f. Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with Section 21 hereof within the time period provided therein; and

g. Notwithstanding the foregoing, Tenant shall not be deemed in default under Section 16(d), (e) or (f) unless Landlord has provided Tenant with written notice setting forth the default with particularity and such claimed default shall not have been cured within five (5) business days after delivery of such notice

17. REMEDIES. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other remedies now or hereafter provided by law or equity:

17.1 Lease In Full Force and Effect. Landlord shall be entitled to keep this Lease in full force and effect and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).

17.2 Termination. Landlord may terminate Tenant’s right to possession by giving Tenant written notice of termination, whereupon this Lease and all of Tenant’s rights in the Premises shall terminate. Any termination under this Paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent accrued. In the event this Lease is terminated pursuant to this Paragraph, Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to: (i) the cost of recovering possession of the Premises; (ii) reasonable attorneys’ fees, any real estate commissions actually paid and that portion of any leasing commission paid by Landlord applicable to the unexpired Term of this Lease; (iii) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (iv) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (v) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vi) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; provided, however, that the total damages recoverable on account of clauses (iv) and (v) of this Section 17.2 shall not exceed the sum of three (3) months’ Rent. The “worth at the time of award” of the amounts referred to in subparagraphs (iii) and (iv) of this Paragraph shall be computed by allowing interest at the maximum rate then permitted by law. The “worth at the time of award” of the amount referred to in subparagraphs (v) of this Paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

17.3 NO RELIEF FROM FORFEITURE AFTER DEFAULT. Tenant waives all rights of redemption or relief from forfeiture under California Civil Code section 3275 and California Code of Civil Procedure sections 1174(c) and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

18. LANDLORD’S DEFAULT. In the event of any failure by Landlord to perform any of Landlord’s obligations under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If a default by Landlord remains uncured after the expiration of the thirty (30) day period (except for obligations of Landlord which reasonably require greater than thirty (30) days to fulfill, in which event Landlord shall not be in default so long as Landlord initiates performance of any such obligation within such thirty (30) day period and thereafter diligently acts to fulfill any such obligation), then Tenant shall have the right, as Tenant’s sole and exclusive remedies, to either (i) bring an action for damages or (ii) seek specific performance.

19. ASSIGNMENT AND SUBLETTING.

19.1 General. No assignment, subletting or hypothecation of this Lease by Tenant (including by operation of law) (each, a “Transfer”) shall be permitted without the written consent of Landlord. Whether or not Landlord grants consent to a Transfer, Tenant shall pay Landlord’s review and processing fees for such Transfer, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord. Any attempt to Transfer this Lease by Tenant without Landlord’s consent shall be null and void. In the event that Landlord consents to a Transfer, such consent shall not constitute a waiver of the provision of this Paragraph with respect to any subsequent attempt to Transfer this Lease. Notwithstanding the foregoing, Tenant shall have the right to share portions of the Premises with employees of its wholly or majority-owned subsidiaries and other companies with which Tenant has entered into joint development agreements or similar arrangements (all of such subsidiaries, companies and the employees thereof being “Tenant Parties” hereunder). Sublessees or transferees of the Premises shall become directly liable to Landlord for all obligations of Tenant hereunder pertaining to that portion of the Premises covered by their subleases or other instruments of transfer (e.g., an assignment) without relieving Tenant of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Term.

19.2 Permitted Transfer. A change or series of changes in ownership of stock or other ownership interests of Tenant (other than a sale on a public stock exchange) which would result in direct or indirect change in ownership of more than fifty percent (50%) of the outstanding stock of or other ownership interests in Tenant as of the Commencement Date shall be considered a Transfer of this Lease. Notwithstanding the foregoing, Landlord’s consent shall not be required to an assignment of this Lease or a subletting of any portion of the Premises to (i) any entity controlling, controlled by or under common control with Tenant or (ii) to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (A) Tenant provides thirty (30) days advance written notice of any such transfer, (B) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (C) such assignee or subtenant shall agree in writing to assume all of the terms, covenants and conditions of this Lease (or, in the case of a sublease, all of the terms, covenants and conditions of this Lease applicable to the applicable sublet space) arising after the effective date of the assignment.

19.3 Transfer Premium. Fifty percent (50%) of any consideration, net of Tenant’s reasonable, out-of-pocket costs on a straight-line basis incurred in the assignment or subletting (including Tenant’s reasonable expenses in constructing improvements specifically for the subtenant or assignee and reasonable brokerage commissions in connection with the assignment or subletting), which is in excess of the Rent and other amounts due and payable by Tenant under this Lease, and which is due to Tenant by any assignee of this Lease or successor to Tenant for its assignment, or by any sublessee under or in connection with its sublease, or otherwise due to Tenant by another party for use and occupancy of the Premises or any portion thereof, on a per-rentable-square foot basis if less than all of the Premises is transferred, shall be promptly remitted by Tenant to Landlord as additional rental hereunder and Tenant shall have no right or claim thereto as against Landlord.

19.4 Recapture. Notwithstanding anything to the contrary contained in this Section 19, upon receipt of any notice which contemplates an assignment of Tenant’s interest in this Lease or subletting of any portion of the Premises, Landlord shall have the option exercisable by written notice to Tenant given within ten (10) business days after receipt of such notice, to recapture the space proposed to be sublet or assigned (“Transfer Space”). If Landlord exercises its option to recapture, the Lease shall terminate with respect to the Transfer Space on the commencement date specified in Tenant’s notice, and if there is no such date then thirty (30) days after Landlord sends its written notice of recapture. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, Landlord and Tenant shall enter into an appropriate amendment to this Lease confirming such partial termination of this Lease, providing for a prorata reduction in and apportionment of Base Rental on a straight square footage basis, and Landlord shall have the right to use or relet the Transfer Space for any legal purpose in its sole discretion. If Landlord elects to recapture the Transfer Space, then Tenant shall separately demise the portion of the Premises so recaptured by Landlord from the balance of the Premises, including, without limitation, capping, re-routing or reconfiguring all mechanical, electrical, plumbing, life-safety and other systems and equipment serving the affected portions of the Premises and construct such other improvements as may be required by law or which Landlord reasonably deems to be necessary or appropriate to so demise the portion of the Premises so recaptured and the cost of such work shall be paid by Tenant. If Landlord declines, or fails to elect in a timely manner to recapture the Transfer Space within such thirty (30) day period, then, provided Landlord has consented or is deemed to have consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Transfer Space to the proposed Transferee, subject to the provisions of the last sentence of this grammatical paragraph. Any subsequent proposed Transfer of the applicable space shall be subject to this Section. If a proposed Transfer is not consummated within six (6) months after the date of the relevant notice, Tenant shall be required to submit a new notice to Landlord with respect to any contemplated Transfer of the Transfer Space described in the first notice

20. CONVEYANCE BY LANDLORD. Landlord (or its successors or assigns) may, at any time during the Term, convey its interest in the Premises, provided that, as a condition to any such conveyance, the transferee or assignee of such interest assumes in writing all of Landlord’s obligations and liabilities under this Lease, which shall thereupon continue in full force and effect. From and after the effective date of the conveyance, Landlord (or, in the case of successive conveyance, its successors or assigns) shall be released and discharged from any and all obligations under this Lease, except those already accrued.

21. ESTOPPELS. Tenant shall, at any time and from time to time upon not less than ten (10) business days’ prior written request by Landlord, execute, acknowledge and deliver to Landlord an estoppel statement in writing certifying the date of commencement of this Lease, that this Lease is unmodified and full force and effect if such is the fact (or if there has been a modification thereof that the Lease is in full force and effect as modified and stating the modifications), the dates to which the rentals and other charges have been paid in advance, if any, and any other information as may be reasonably requested. It is expressly understood and agreed that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the estate of Landlord or the mortgagee or assignee of any mortgagee of any mortgage or the trustee or beneficiary of any deed of trust constituting a lien upon the Premises or upon the Property. If Tenant refuses to provide said estoppel statement within five (5) business days after the giving of the notice pursuant to Paragraph 16(g) as provided herein, it shall be considered an event of default under this Lease.

22. LEASEHOLD PRIORITY AND SUBORDINATION.

22.1 Subordination. Tenant agrees that this Lease is and shall be subordinate to any mortgage which has been or which hereafter may be placed upon the Premises or the land or Building of which they are a part, by Landlord; provided, that, as a condition to such subordination, Landlord agrees that it will obtain a commercially reasonable nondisturbance agreement from any mortgagee or trust deed beneficiary as to whom Tenant’s rights hereunder are or hereafter may become subordinate. Within five (5) business days after Landlord’s request, Tenant agrees to execute, acknowledge, and deliver any and all instruments which are necessary or proper to effect the subordination of this Lease to any mortgage, and hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to make, execute, acknowledge and deliver any such instruments in the name an on behalf of Tenant. Tenant hereby attorns and agrees to attorn to such person. The word “mortgage” includes any mortgage, deed of trust, or security instrument given to secure a loan or loans against the real property of which the Premises are a part of (any and all modifications, extensions, renewals, and replacements thereof, any and all advances thereunder.). Tenant shall not be deemed to be in default under this Section 22.1, unless Tenant fails to deliver such instruments within five (5) business days after Landlord has given Tenant the Notice provided under Section 16.g.

22.2 Lender Protection. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Premises or the Property, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall attorn to the transferee or purchaser at foreclosure or under power of sale, or the lessor of Landlord upon such lease termination, as the case may be (sometimes hereinafter called “such person”), without any deductions or off set whatsoever, and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); provided, however, that such person shall be responsible for ongoing maintenance and repair obligations of the Landlord; (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease.

23. ATTORNEY’S FEES. In the event that any dispute between the Landlord and the Tenant should result in litigation (including a judicial reference pursuant or arbitration), the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses.

24. WAIVER. No waiver by either party of any default or breach of any covenant hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated. No express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers by either party of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waiver or render unnecessary consent or approval to or of any subsequent similar acts.

25. NOTICES. All notices shall be sent addressed to Tenant at the Premises as follows:

Applied Micro Circuits Corporation 215 Moffett Park Drive Sunnyvale, CA 94089
Attn: L. William Caraccio

with a copy to:	Miller, Morton, Caillat & Nevis, LLP
25 Metro Drive, 7th Floor
San Jose, California 95110
Attn: Peter A. Kline

and to Landlord as follows:

Moffett Park Drive Owner, LLC c /o Four Corners Properties, LLC
One Embarcadero Center, 37th Floor
San Francisco, CA 94111
Attn: Bruce Burkard

with a copy to:	Rockwood Capital, LLC
2 Embarcadero Center, Suite 2360
San Francisco, CA 94110 Attn: Jason Oberman and Jennifer Levy

and a copy to:	Rockwood Capital, LLC
10 Bank Street, 11th Floor
White Plains, New York 10606 Attn: David Becker

and a copy to:	Paul Hastings LLP 55 Second Street, 24th Floor San Francisco, California 94105 Attn: Stephen I. Berkman

or at such other place as either Landlord or Tenant may, from time to time, respectively designate in a written notice given to the other. Any notice to be given or to be served must be in writing and will be deemed to have been given and received as follows: certified or first-class mail notices will be presumed to be received three (3) business days after deposited in the United States Mail; and notices sent by overnight courier service will be presumed to be received one (1) business day after delivery to the overnight courier service.

26. HOLDING OVER. If Tenant remains in possession after expiration or termination of the Term with or without the Landlord’s written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal or extension of this Lease by operation of law. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. TENANT ACKNOWLEDGES THAT LANDLORD INTENDS TO RENOVATE THE PREMISES FOLLOWING TENANT’S VACATION OF THE PREMISES AND THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO LANDLORD CAUSED BY THE HOLDOVER BY TENANT UNDER

THIS LEASE OR THE AMOUNT OF COMPENSATION LANDLORD SHOULD RECEIVE AS A RESULT OF TENANT’S HOLDOVER. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly Rent shall be Three Hundred Fifty Thousand Dollars ($350,000) (whether or not Tenant surrenders a portion of the Premises upon expiration of the Term). The inclusion of the preceding sentence in this Lease shall not be construed as the Landlord’s consent for Tenant to hold over. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, any consequential damages and any lost profits resulting therefrom. The provisions of this Section 26 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

27. SUCCESSORS. All the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto; provided, however, that nothing in this Paragraph shall be deemed to permit any assignment, subletting, occupancy or use contrary to the provisions of Paragraph 20.

28. COMPLETE AGREEMENT. This Lease contains all terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental and use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force and effect.

29. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS LEASE. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD AND TENANT TO ENTER INTO THIS LEASE, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS LEASE. Each party hereby authorizes and empowers the other to file this Section 29 with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2).

30. TIME. Time is of the essence of this Lease and each of its provisions and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

31. MISCELLANEOUS.

31.1 Captions. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

31.2 Words. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several.

31.3 Choice Of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

31.4 Amendment. This Lease cannot be amended, altered or modified in any way except in writing signed by the parties hereto.

31.5 Certified Access Specialist. Tenant acknowledges that Landlord has not engaged a Certificate Access Specialist, as such term is defined in California Civil Code Section 55.52, to inspect the Property.

32. LIABILITY OF LANDLORD AND TENANT.

32.1 Waiver. Except to the extent caused by the intentional or willful misconduct or negligence of Landlord, its employees, agents and contractors, Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever including without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, or other portion of the Premises, the Building or the Property, or caused by gas, fire, oil, electricity, or any cause whatsoever , in, on, or about the Premises, the Building, the Property or any part thereof and agrees that Landlord, and its partners, joint venturers, members, shareholders, lenders and mortgagees, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant.

32.2 Indemnity. Except to the extent caused by (a) Landlord’s Construction or (b) the intentional or willful misconduct or negligence of Landlord, its employees, agents and contractors, Tenant shall indemnify and hold the Landlord Parties harmless from and defend Landlord and the other Landlord Parties against any and all loss, cost, damage, injury, expense and liability, including, without limitation, court costs and reasonable attorneys’ fees (collectively, “Claims”): (i) incurred in connection with or arising from any cause in or on the Premises (including, without limitation, Tenant’s installation, placement and removal of Tenant Improvements, Alterations, fixtures and/or equipment in, on or about the Premises); (ii) occurring in, on, or about any other portion of the Property to the extent such injury or damage shall be caused by the intentional or willful misconduct or negligence of Tenant or of the contractors, agents, servants, directors, officers, employees, licensees or invitees of Tenant (collectively, the “Tenant Parties”) in, on or about the Premises, Building and Property, or (iii) arising from any breach of this Lease by Tenant. Tenant further agrees to indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, any and all Claims arising from the conduct of any work or business of Tenant Parties in or about the Property, including any release, discharge, storage or use by Tenant Parties of any Hazardous Material, hazardous waste, toxic substance, oil, explosives, asbestos, or similar material. In the event of a discrepancy between the terms of this Section and the terms of Section 7.2 (concerning Hazardous Material liability), the latter shall control.

33. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, moratorium, adverse weather, delays in receipt of permits, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. The foregoing shall in no event be deemed to cause an extension of the Lease Commencement Date or Expiration Date, or in any way eliminate or defer any obligation of Tenant to pay Rent for the period in which a Force Majeure event occurs.

34. LANDLORD’S COVENANT OF QUIET ENJOYMENT. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof and the rights of any lenders or ground lessors of the Property, Landlord covenants and agrees to maintain for the benefit of Tenant the quiet and peaceful access to and possession of the Premises and access to and use of the Common Areas for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord. The foregoing covenant is in lieu of any other covenant, express or implied. Notwithstanding the foregoing, Landlord shall have the right to perform Landlord’s Construction to the Building (excluding the Premises) and the Property during the Term. Notwithstanding the foregoing, upon at least thirty (30) days advance notice to Tenant, Landlord may install a test section of exterior glass in the portion of the Premises located on the second floor of the Building and not above or immediately adjacent to the recessed portion of the main entrance to the Building (defined as the approximate 70 foot section of the Building between the metal guard rails set on either side of the front entrance).

35. BROKERS’ OR FINDERS’ FEE. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and each of the parties agree to indemnify the other against and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

36. PARTIES REPRESENTED. This Lease has been jointly prepared by the parties with the advice of independent legal counsel of their choice. Neither party shall be entitled to have this Lease interpreted more strongly against the other party by reason of any presumption which arises from the drafting of this Lease.

37. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any of the other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

38. OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

39. SEVERABILITY If any part or portion of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, all of the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

40. MULTIPLE COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

41. RULES. Landlord shall have the right at all times during the Term to establish and enforce such reasonable rules and regulations as it deems necessary in its reasonable discretion in conformance with rules and regulations in comparable buildings to the Building to protect the tenantability, safety, operation, and welfare of the Premises and the Property (the “Rules and Regulations”). In the event of any inconsistency between the Lease and the Rules and Regulations, the Lease shall prevail.

42. LIMITATIONS ON LIABILITY. Landlord and the Landlord Parties shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Property for satisfaction of Tenant’s remedies, if any. It is expressly understood and agreed that Landlord’s liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Property. In no event shall any of the Landlord Parties be personally liable with respect to any of the provisions of this Lease and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. In no event shall any of the Tenant Parties be personally liable with respect to any of the provisions of this Lease and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord. Neither Landlord nor any Landlord Party shall be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits even if caused by the active or passive negligence, or intentional or willful misconduct, of any Landlord Party, and Tenant hereby waives any and all claims for any such damages. Neither Tenant nor any Tenant Party shall be liable to Landlord or any other person for any consequential damages, special or punitive damages, except as set forth in Section 26 hereof, even if caused by the active or passive negligence, or intentional or willful misconduct, of any Tenant Party, and Landlord hereby waives any and all claims for any such damages. Notwithstanding the foregoing, however, the terms of this Section 42 shall in no way be construed to limit Landlord’s rights and remedies against Tenant for loss of rent, including but not limited to rent recoverable under California Civil Code Section 1951.2 or 1951.4.

43. AUTHORITY. The undersigned represent and warrant that the individuals signing this Lease have the full authority to so execute this Lease.

[Signatures On Following Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:	TENANT:

MOFFETT PARK DRIVE OWNER, LLC, a Delaware limited liability company By: Name: Title:	APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation By: Name: Title:

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